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                                                                   EXHIBIT 10.17

                                 AMENDMENT NO. 1

                                       TO

                              SETTLEMENT AGREEMENT

          THIS AMENDMENT NO. 1 TO THE SETTLEMENT AGREEMENT (this
"Amendment") is entered into as of January 24, 2000 between Omni Nutraceuticals, Inc., a Utah corporation (the "Company") and Klee Irwin, an individual residing at 7825 Veragua Drive, Playa del Rey, California 90292 ("Irwin").

                              W I T N E S S E T H :

          WHEREAS, the Company and Irwin have entered into that certain Settlement Agreement dated October 8, 1999 (the "Agreement"); and

          WHEREAS, the Company has entered into a Stock Purchase
Agreement with American Equities LLC ("AE") and Corporate Financial Enterprises, Inc. ("CFE" and together with AE, the "Investors") of even date herewith (the "Stock Purchase Agreement"); and

          WHEREAS, in order to induce the Investors to enter into the Stock Purchase Agreement, the Company and Irwin have been required to make certain amendments to the Agreement, and the Company and Irwin are willing to do so on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

          1. DEFINITIONS. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement for such terms unless otherwise defined herein.

          2. AMENDMENTS TO AGREEMENTS. Upon the occurrence of the Effective Time (as defined in Section 3) the Agreement is hereby amended by:

               (A) Adding the following to Section 3(a) of the Agreement at the end of such Section:

                    "Notwithstanding anything in the foregoing to the contrary provided, the Spin-Off shall be subject to the terms and conditions of the Stock Purchase Agreement and the provisions of the Company's 5% Convertible Preferred Stock, Series A."

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               (B)  The Tax Allocation and Indemnification Agreement by and
between the Company, Irwin and HealthZone.com ("HealthZone") is hereby terminated and of no further force and effect.

               (C)  The following language is hereby added to Section 3(c):

                    "Notwithstanding anything in the foregoing to the contrary, any capital to be provided to HealthZone by Irwin, the Investors or any other party, shall be provided in accordance with and subject to the terms of the Stock Purchase Agreement and except to the extent provided therein, any and all agreements, covenants or obligations between Omni and HealthZone (other than advances by Omni to HealthZone up to a maximum of $75,000), including those under any tax sharing and indemnification agreement, any restriction, guarantee or warranty of HealthZone made to, in favor of, or otherwise benefitting Omni or any of its officers, directors or affiliates (other than for any indemnification obligations of HealthZone's directors and officers as provided in HealthZone's Articles of Incorporation, By-Laws or the provisions of California law which shall continue as provided in the Agreement) are hereby terminated in accordance with and subject to the Stock Purchase Agreement. The provisions of the foregoing Section relating to the composition of the HealthZone Board of Directors and all restrictions on Irwin's rights to manage or operate HealthZone, including, without limitation, the provisions of Exhibit B, or his right to vote his HealthZone shares of Capital Stock are hereby terminated in accordance with and subject to the Stock Purchase Agreement; provided, however, nothing in the foregoing shall otherwise affect or limit Irwin's remaining obligations under the Agreement."

               (D) Notwithstanding the provisions of Section 3(d), Irwin agrees to deposit the Spin-Off Guarantee Shares with the Escrow Agent upon receipt of a resolution adopted by the Omni Board of Directors requesting such deposit.

               (E)  Section 3(d)(i) of the Agreement is hereby deleted.

               (F) Section 3(d)(ii) of the Agreement is hereby amended to permit the exercise by the Company of its Put Option in whole or in part at any time or from time to time after the date of this Agreement.


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               (G)  Section 3(d)(iii) of the Agreement is hereby amended to make
Irwin's exercise of his Call Option subject to the receipt of the prior written consent of the Investors.

               (H) The Put and Call Options are also subject to that certain Option Agreement dated of even date herewith by and between the Company and Irwin.

               (I) The provisions of Section 4(b) are hereby amended to delete therefrom any obligation of Irwin to consult with the Chairman of the Board or Chief Executive Officer of the Company concerning any matter relating to HealthZone.

          3. CONDITIONS OF EFFECTIVENESS. The amendments herein shall become effective (the "Effective Time") on the date hereof.

          4.   REFERENCE OF THE EFFECT ON THE AGREEMENT.

               (a) Upon the Effective Time, (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby, and (ii) each reference to the Agreement in all other related documents shall mean and be a reference to the Agreement, as amended hereby.

               (b) Except as specifically amended above, the Agreement, and all other related documents, shall remain in full force and effect and are hereby ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Agreement nor a waiver of any of any right, power or remedy of any party hereto, nor constitute a waiver of, or consent to any departure from, any provision of the Agreement or any other related document.

          5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of California.

          6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only an shall not constitute a part of this Amendment for any other purpose.


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          7.   COUNTERPARTS, ETC. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a duly executed counterpart copy of this Amendment may be made by telecopy.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

OMNI NUTRACEUTICALS, INC.                                KLEE IRWIN


By:   /s/ Louis Mancini                                /s/ Klee Irwin
      -----------------------------                    -----------------------
      Louis Mancini                                    Klee Irwin
      Chief Executive Officer



          The undersigned, Margareth Irwin, hereby Consents to and agrees to be bound by the foregoing.

                                                       /s/ Margareth Irwin
                                                       ------------------------
                                                       Margareth Irwin


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